Exhibit 10.11

WHOLESALE AGREEMENT MADE AND ENTERED INTO IN THE CITY OF MONTREAL, PROVINCE OF QUEBEC WITH AN EFFECTIVE DATE OF

BY AND BETWEEN:                  TELIPHONE INC., a body politic and corporate,
                                 duly incorporated according to law, having a place of business at 1080 Cote du Beaver Hall, suite 1555, Montreal, Quebec, H2Z 1S8, herein represented by George Metrakos, President, duly authorized as he so declares, hereinafter referred to as "TELIPHONE"

AND: 9151-4877 Quebec Inc., also known as "Dialek Telecom"., a body politic and corporate duly incorporated according to law, having a place of business at 6 Wellington Sud, suite 302, Sherbrooke, QC, Canada J1H 5C7, herein represented by Lukas Dufault, President, duly authorized as he so declares, hereinafter referred to as "Wholesaler"

                                    PREAMBLE

WHEREAS Teliphone is in the business of providing Voice Over Internet Protocol
(VoIP) service such that telephone communications may be effected through the use of wireless or wired high speed Internet and is an importer of the hardware devices required for delivery of the service (the "Product")

WHEREAS Wholesaler wishes to obtain the right to distribute a White Label VoIP version of the Product known as "Dialek" ("White Label Product") throughout Canada and the United States (the "Territory") on the terms and subject to the conditions herein contained.

Whereas the parties wish to set forth their rights and obligations pertaining to the right of distribution of the White Label Product in the Territory and have agreed to cause the product to be marketed in conformity with the terms and conditions as provided herein;

WHEREFORE THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1. The Preamble hereinabove stated shall form an integral part of the present Agreement as if recited herein at length;

2. Definitions

      2.1. END USER: These are members of the public who elect to gain access to a device for telephone communication through the use of VoIP who are charged for the use of the product;

      2.2. RECURRING REVENUES: This is the revenue being received by the Wholesaler from their White Label Subscriber payable to the Wholesaler based on the services purchased from Wholesaler.

      2.3. RECURRING COSTS: This is the cost being paid to Teliphone by wholesaler based on the services purchased from Wholesaler by their White Label Subscribers.

      2.4. RE-SELLER: a Re-Seller is a company or individual who will sell the White Label Product in The Territory pursuant to authorization emanating from the Wholesaler.

      2.5. RETAIL OUTLETS: Means a commercial place of business selling electronic, computer, telecommunications and related accessories and services with permanent retail store frontage serving commercial enterprises and the consumer public whose purposes is to invite the general public to enter their premises in order to demonstrate and offer for sale products and services such that the Product and the White Label Product may be promoted in the Territory.

      2.6. SERVICES: Services include but is not limited to the following items that can be purchased by the White Label Subscriber in order to make and receive calls from the various White Label Products:

            o     Monthly Single Point of Contact (SPC) services

            o     Monthly Basic VoIP calling services

            o     Monthly Unlimited VoIP long distance calling packages

            o     Monthly Limited VoIP long distance calling packages

            o     Long distance calling on a per minute charge basis

            o     Monthly Cellular phone (iPCS) local air time calling services


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            o     Additional local air time calling services on a per minute basis

            o     Cellular phone (iPCS) long distance air time calling services

      2.7. SUB-TERRITORY: Shall mean a region as defined by its telephone area code located within the Territory.

      2.8. TERRITORY: Shall mean the countries of Canada and The United States of America.

      2.9. VoIP: Voice Over Internet Protocol consists of a form of voice communication through the use of high speed internet, wireless internet (wi-fi), router, gateway, portable and desktop communication devices

      2.10. WHITE LABEL BACK-OFFICE: means an internet portal supplied by Teliphone where White Label Product Subscribers may gain access to all of their private records through the use of internet, such records emanating from Teliphone's central serving system which would allow Wholesaler to determine what amounts and or information to determine whatever information that they're entitled to get within the agreements made with Teliphone.

      2.11. WHITE LABEL SUBSCRIBER: This is any End User of the White Label version of the Teliphone VoIP or Cellular service in good payment standing who elects to complete or receive a telephone call using a telephone device which is being made available by Wholesaler.

3. APPOINTMENT OF WHOLESALER

      3.1. Teliphone appoints the Wholesaler as a White Label Product Wholesaler in the Territory upon the terms and conditions herein set out and Wholesaler hereby accepts such appointment.

      3.2. Wholesaler may promote and sell its White Label Product in The Territory to their existing client base. Wholesaler may also look to sell outside its existing client base. This is permissible provided that Wholesaler does not promote and sell its White Label Product through Retail Outlets without prior written consent of Teliphone whose consent will not be unreasonably withheld. Teliphone reserves the right to disallow Wholesaler to sell or promote its White Label Products to Retail Outlets should Teliphone feel that its presence may in any way negatively impact Teliphone's own sales and promotional activities.

4. DETAILS OF SALES ACTIVITIES WITHIN THE TERRITORY


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

      4.1. Wholesaler acknowledges that on a prior date, Teliphone has entered into agreement with Distribution Car-Tel Inc. ("Car-Tel") in order to provide VoIP services in the Territory to Business and Residential Clients and as a consequence thereof renounces to any claim or beneficial interest and or right with respect to any revenues derived from the activities of Teliphone and Car-Tel.

      4.2. Wholesaler cannot sell their White Label Product in the Sub-Territory of the city of St-Hyacinthe, Province of Quebec through Retail Outlets until October 1, 2005.

      4.3. Wholesaler cannot sell their White Label Product in the Sub-Territory of the city of Laval, Province of Quebec to Business customers until November 1, 2005.

      4.4. Wholesaler shall be granted the exclusive right to sell their White Label Product in the Sub-Territory of Sherbrooke, Quebec for a period of 6 months upon the signing of this agreement. This means that Teliphone will not promote its Teliphone brand of products and services in the Sub-Territory of Sherbrooke during this time.

      4.5. Wholesaler is entitled to sell their White Label Product to any Retail Outlets only within the Sub-Territory of Sherbrooke, Province of Quebec, Canada. This includes the geographic territory encompassing cities that are considered local to Sherbrooke, including the cities found in Schedule "A".

      4.6. Wholesaler may purchase all inventories of hardware devices for the White Label Product from Teliphone at Teliphone's landed cost. Payment will be made as per the terms and conditions outlined in section 7. The current pricing of White Label Product hardware devices can be found in Schedule "A". Consequently, Teliphone reserves the right to decline to accept any orders from Wholesaler if;

            a) if the credit worthiness of the Wholesaler is not considered to be appropriate, Teliphone reserving in its sole discretion to determine the appropriate credit credentials or;

            b) For any other commercial reason arising out of current market circumstances.

      4.7. Wholesaler reserves the right to purchase other hardware devices for its White Label product, upon written approval from Teliphone, once Teliphone has been provided a reasonable amount of time to fully evaluate said hardware. Teliphone's consent for use of different hardware for Wholesaler's White Label product will not be unreasonably withheld.

5. RE-SELLERS / ASSIGNMENT


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

      5.1. Teliphone hereby grants to the Wholesaler the right to appoint persons or companies as its Re-Sellers of the White Label Product, provided however that the appointment by the Wholesaler of one or more Re-Sellers shall not relieve the Wholesaler of its obligations hereunder. Teliphone shall be requested in writing for its consent for such appointment, which consent will not be unreasonably withheld.

6. REQUIRED TELIPHONE SUBSCRIBER SALES

      6.1. Wholesaler shall purchase directly from Teliphone the minimum quantities of the Product intended for Sherbrooke, Quebec and hereby warrants and represents that it shall cause sales to occur to Sherbrooke White Label Product Subscribers by achieving activations of Business Clients and or End Users of a White Label Product activation with the following minimum quantities provided for:

      a) 100 by upon the signing of this agreement

      b) 500 within 3 months of the signing of this agreement

      c) 1000 within 5 months of the signing of this agreement

      6.2. Should Wholesaler not achieve activations of the required number of White Label Product Subscribers within the minimum quantities provided for in 6.1 above, the Wholesaler shall forfeit its right to the exclusivity of Sherbrooke, Quebec as outlined in 4.3. above.

      6.3. Teliphone agrees to provide the Wholesaler the product as ordered subject to the terms of this agreement and will use its best efforts to cause the Product to meet all End User and Business client requirements.

      6.4. Wholesaler hereby warrants and represents that it hereby agrees to the pricing as set by Teliphone under schedule "C" which pricing may be modified from time to time at the sole discretion of Teliphone.

7. SHIPPING AND PAYMENT ARRANGEMENTS

      7.1. White Label Products will be shipped to one destination supplied by the Wholesaler upon receipt by Teliphone of the Wholesaler's purchase order. The product shall be sold F.O.B. Teliphone's warehouse.

            7.1.1. Terms of payment will pre-paid upon receipt of order.

      7.2. Teliphone will invoice Wholesaler for the number of activated accounts and their respective services at the end of each month payable upon receipt of invoice. Wholesaler will maintain a pre-paid bank for all long distance minutes used by their End Users, which Wholesaler shall monitor in order to ensure that there always remains a credit balance.


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

8. RESPONSIBILITIES OF THE WHOLESALER

The Wholesaler agrees that during the term of this Agreement, it shall:

      8.1. Comply and cause all its Re-Sellers or parties appointed by it to comply with all applicable laws in the Territory relating to the advertising, distribution and sale of Products and with the terms and conditions of this Agreement.

      8.2. Devote its best efforts to the performance of its obligations under this Agreement.

      8.3. Make every reasonable effort and use proper means to develop the market potential for trade in the White Label Product and actively solicit the activation by End Users.

      8.4. Teliphone shall provide Wholesaler with their White Label Product End User account access, through the transfer of all required user names and passwords such that Wholesaler can properly support its White Label Product End Users.

9. TERM AND TERMINATION

      9.1 TERM. This Agreement shall commence on the date hereinabove and remain in effect for an initial period of one (1) year from the effective date. This agreement shall automatically renew successive one-year terms, unless either party provides written notice to the other party not less than ninety (30) days prior to the end of the Initial Term, or end of successive renewal terms. In the case of dissolution of this contract, Wholesaler will be entitled to commissions on recurring revenues for as long as the White Label Subscriber that existed prior to the dissolution of this contract remains a client in good standing on a continuous basis of Teliphone.

      9.2 TERMINATION BY EITHER PARTY. Either party (the "Non-Defaulting Party") may terminate this Agreement by providing at least thirty (30) days prior written notice to the other party (the "Defaulting Party") upon the occurrence of any of the following events:

      (a) the Defaulting Party is in default in the performance of any of its obligations under this Agreement or breaches any provision hereof and such default or breach continues after at least ten (10) following receipt of written notice of such default or breach from the Non-Defaulting Party to the Defaulting Party.

      (b) the conviction in any court of competent jurisdiction of either party or any employee, shareholder, director or officer of either party for any crime or violation of law if, such conviction is likely to adversely affect the operation or business of the other party or tend to be harmful to the goodwill or reputation of the other party.


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

      (c) Any conduct or practice by either party, its directors, officers, employees or shareholders, which is injurious to the goodwill or reputation of the other party.

      (d) Either party commits, participates or acquiesces in any fraudulent or improper actions in regards to this agreement;

10. CONFIDENTIALITY.

      10.1. "Confidential Information" means any business and technical information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation concepts, designs, documents, prototypes or samples), which is designated as "Confidential," "Proprietary" or some similar designation or is disclosed under circumstances which indicate its confidential nature. Confidential Information may also include third party confidential information. Confidential Information will not include any information which

            (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party;

            (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party;

            (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure;

            (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; or

            (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession.

      10.2. Non-use and Nondisclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except to perform its obligations or exercise its rights under this Agreement. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees or consultants of the receiving party who are required to have the information. Nothing in this Section precludes either party from disclosing the other party's Confidential Information as required by law or a legal process.


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

      10.3. Maintenance of Confidentiality. Each party agrees that it will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party will take at least those measures that it takes to protect its own most highly confidential information and will ensure that its employees and independent contractors who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof. Each party will reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

11. GENERAL AND CONCLUDING PROVISIONS

      11.1. This agreement shall ensure to the benefit of and be binding upon the parties hereto, and their respective heirs, legatees, executors, legal representatives, successors and assigns.

      11.2. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated herein, and supersedes all prior negotiations, agreements and undertakings.

      11.3. This Agreement may be executed in two or more counterparts each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Faxed signatures of the parties shall be valid and binding, however, the parties hereto agree to provide the original of their signature to this Agreement to each of the other parties thereafter.

      11.4. All notices in connection with this Agreement shall be in writing and either hand-delivered or mailed by registered or certified mail and shall be sent to all of the parties hereto. Any such notice shall be deemed to have been received on the earlier of the date of the hand-delivery or on the fifth (5th) business day following the date indicated on the proof of mailing. The respective addresses for such notices are:

            Teliphone Inc
            1080 Cote du Beaver Hall, suite 1555
            Montreal, Quebec H2Z 1S8
            Attention: George Metrakos
            Telephone (514) 313-6010
            Fax (514) 313-6001
            E-mail: gmetrakos@teliphone.ca


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

            Wholesaler
            9151-4877 Quebec Inc., Dialek Telecom
            6, Wellington Sud, suite 302
            Sherbrooke, Quebec  J1G 5C7
            Attention : Lukas Dufault
            Telephone (819) 340-1199
            Fax (819) 340-1198
            E-mail : ldufault@dialektelecom.ca

      11.5. This Agreement shall be construed in accordance with the laws of the Province of Quebec and Canada.

      11.6. This Agreement may be amended only by written agreement duly executed by all parties hereto.

      11.7. The parties shall furnish and deliver from time to time such documents, and writings as may reasonably be required as necessary or desirable to complete this Agreement and to give effect to its provisions.

      11.8. The parties agree to do and cause to be done such acts, deeds, documents and/or corporate proceedings as maybe necessary or desirable to complete this Agreement, and to give effect to its provisions.

      11.9. In the event the majority control of the shares in Teliphone is sold to a third party and or in the event that the sale of the assets of Teliphone occurs, it is understood and agreed that the rights and obligations provided for the benefit of the Wholesaler under this agreement shall form the subject of a specific clause under such future agreements whereby the new controlling shareholders and or the purchaser of the assets assumes all financial obligations of Teliphone as provided for herein.

      11.10. The parties hereto have requested that the present Agreement be drafted in the English language. Les parties declarent qu'ils ont requis que la presente entente soit redigee dans la langue anglaise.

WHEREFORE THE PARTIES HERETO HAVE SIGNED WITH DATE EFFECTIVE ON THE DATE AND PLACE FIRST MENTIONED HEREINABOVE.


TELIPHONE INC                            Wholesaler: Dialek Telecom


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

per:                                     per:

/s/ George Metrakos                      /s Lukas Dufault
-------------------------------------    ---------------------------------------
George Metrakos, President               Lukas Dufault, President


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

SCHEDULE "A" - Local cities to Sherbrooke, Quebec
Asbestos, QC
Ayer's Cliff, QC
Bishopton, QC
Bromptonville, QC
Bury, QC
Chartierville, QC
Coaticook, QC
Compton, QC
Cookshire, QC
Danville, QC Deauville, QC
East Angus, QC
East Hereford, QC
Eastman, QC
La Patrie, QC
Lawrenceville, QC
Magog, QC Mansonville, QC
North Hatley, QC
Richmond, QC
Rock Island, QC
Sawyerville, QC
Scotstown, QC
St-Adolphe-de-Dudswell, QC
St-Malo, QC
Stoke, QC
Stratford, QC
Valcourt, QC
Waterville, QC
Weedon, QC
Windsor, QC
Wotton, QC


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SCHEDULE "B"

Teliphone's landed costs for White Label Product hardware devices effective March 20, 2005:

Teliphone wi-fi:             US$135.00
TeliphoneLine single port:   US$68.00
TeliphoneLine dual port:     US$85.00


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

SCHEDULE "C"

                           Effective February 6, 2005

                               Item                          Residential / SOHO   Commercial / Enterprise
----------------------------------------------------------   ------------------   -----------------------
Rate Plan

      o     Single Point of Contact**                             $5.00/mth               $5.00/mth

      o     Basic VoIP Service

            o     Unlimited within Teliphone local area***       $14.95/mth              $14.95/mth

      o     Unlimited Quebec                                      $4.95/mth               $9.95/mth

      o     Unlimited North America ****                          $9.95/mth              $19.95/mth

Additional Services

      o     Extra handset attributed to same number

            o     Additional monthly charge                       $4.95/mth               $4.95/mth

      o     Extra phone number on same handset                    $4.95/mth               $4.95/mth

      o     Activation charge per line                         Currently Free              $19.95

*     Includes a $30 long distance credit upon activation.

** PC, Single Point of Contact, includes a phone number, FollowMe Call forwarding and Voice Mail.

*** Local area includes Montreal, Sherbrooke, St-Hyacinth, Toronto and New York. Future Canadian cities will be added to the local coverage area.

****  Includes Continental US and Canada.


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

SCHEDULE "D"

Teliphone will provide VoIP services to Wholesaler for the following prices:

Basic VoIP line, within Teliphone's local calling area (Montreal, New York and Toronto), including Single Point of Contact for Cdn$12.97.

Basic VoIP line as above, including unlimited calling within the Province of Quebec or Province of Ontario for Cdn$16.19.

Basic VoIP line as above, including unlimited calling within the Continental US & Canada for Cdn$19.44.

Teliphone will provide to Wholesaler its long distance services at a discount of 10% off of Teliphone's posted retail rates.

WHOLESALER will also acknowledge that if Teliphone services are sold to a Call Center customer, then WHOLESALER's Call Center customers cannot subscribe to unlimited long distance packages and must negotiate a per minute Long Distance rate with Teliphone.


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